UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

REVOLUTION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC
Warrants to purchase 0.1112 shares of common stock expiring 2026	RVMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 13, 2026, Revolution Medicines, Inc. (the “Company”) shared topline results from its global, randomized, controlled Phase 3 RASolute 302 clinical trial evaluating daraxonrasib in patients with metastatic pancreatic ductal adenocarcinoma (“PDAC”) who had been previously treated. Daraxonrasib taken orally once daily demonstrated statistically significant and clinically meaningful improvements in progression-free survival (“PFS”) and overall survival (“OS”) compared with standard of care cytotoxic chemotherapy delivered intravenously. In the overall (intent-to-treat) study population, daraxonrasib demonstrated a median OS of 13.2 months versus 6.7 months for chemotherapy, with a hazard ratio of 0.40 (p < 0.0001). Daraxonrasib was generally well tolerated, with a manageable safety profile, and with no new safety signals.

Based on the results from this first interim analysis, all PFS and OS endpoint results are considered final. The Company intends to submit these data to global regulatory authorities, including to the U.S. Food and Drug Administration as part of a future New Drug Application under a Commissioner’s National Priority Voucher.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, without limitation, statements regarding the potential advantages, including potential safety, tolerability, efficacy, and durability, of daraxonrasib; and the Company’s plans to submit data to global regulatory authorities. Forward-looking statements are typically, but not always, identified by the use of words such as “intend,” “anticipate,” “expect” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the Company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the Company’s programs’ development stages, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the Company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape, and the effects on the Company’s business of global events, such as international conflicts or global pandemics. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, and its future periodic reports to be filed with the SEC. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: April 13, 2026	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. President and Chief Executive Officer